SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the registrant  / /

Filed by a party other than the registrant  /x/

Check the appropriate box:

   / /   Preliminary proxy statement      / /   Confidential, for Use of the
                                                Commission Only (as permitted by
   / /   Definitive proxy statement             Rule 14a-6(e)(2))

   / /   Definitive additional materials

   /x/   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       GREAT WESTERN FINANCIAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

                            H. F. AHMANSON & COMPANY
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/   No fee required

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

      (2)   Aggregate number of securities to which transaction applies:

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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H. F. AHMANSON & COMPANY          HOME SAVINGS OF AMERICA          NEWS
                                  SAVINGS OF AMERICA

4900 Rivergrade Road, Irwindale, California  91706 * (818) 814-7922


FOR IMMEDIATE RELEASE                           CONTACTS:
---------------------                              Media: Mary Trigg
                                                          (818) 814-7922
                                                Investor: Steve Swartz
                                                          (818) 814-7986


               AHMANSON WINS CONSENTS, SAYS INDEPENDENT INSPECTOR

       -- PRELIMINARY RESULTS SHOW THAT STOCKHOLDERS REQUIRE GREAT WESTERN
                       TO HOLD ANNUAL MEETING BY MAY 6 --

     -- AHMANSON QUESTIONS REASONS FOR DELAY IN CONFIRMATION OF RESULTS FOR
           PROPOSAL URGING GREAT WESTERN TO NEGOTIATE WITH AHMANSON --


      IRWINDALE, CA, April 21, 1997 -- H. F. Ahmanson & Company (NYSE:AHM) today announced that preliminary results from the independent inspector, CT Corporation Systems, confirmed that more than the requisite majority of the outstanding common shares of Great Western Financial Corporation (NYSE:GWF) were voted to adopt three of Ahmanson's five consent proposals. The proposals include one that requires Great Western to hold its annual meeting by May 6.

      Despite this mandate, Great Western has scheduled its annual meeting to be held more than a month after this date, and has claimed unfounded legal impediments to holding the meeting by May 6. Securities and Exchange Commission and New York Stock Exchange rules and policies would clearly have permitted Great Western to hold an annual meeting within 20 calendar days of April 9th, the date when Ahmanson delivered sufficient consents regarding this proposal. Instead, Great Western set the date for the annual meeting more than two months after the consents were delivered.

      Ahmanson questioned why the preliminary results for proposal number one, which urges the Great Western Board of Directors to negotiate with Ahmanson, have not been made available. Ahmanson announced on April 11 that it delivered consents representing the requisite majority of Great Western shares endorsing proposal number one.

      "We do not understand the cause for the delay in certification for proposal number one, but it appears to be still another example of Great Western stifling its stockholders' voices," Ahmanson stated. "In nearly two weeks since Ahmanson delivered these consents, Great Western has been unwilling to acknowledge the clear mandate from stockholders to level the playing field with Ahmanson."

      Ahmanson added, "Great Western is running out of excuses for ignoring the will of its stockholders. Stockholders should not have to wait for the additional step of final certification of these results before the Great Western Board does the right thing and listens to the true owners of the company. Great Western's stockholders have clearly and decisively articulated that they want the Great Western Board to negotiate with Ahmanson, act in accordance with good corporate governance, establish a level playing field for the two merger proposals, and schedule an annual meeting by May 6, not June 13."

      H. F. Ahmanson & Company, with more than $48 billion in assets, is the parent company of Home Savings of America, one of the nation's largest full-service consumer banks.

       SHARES OF GREAT WESTERN FINANCIAL CORPORATION ("GWF") COMMON STOCK
        HELD BY H. F. AHMANSON & COMPANY ("AHMANSON"), ITS DIRECTORS AND
       EXECUTIVE OFFICERS AND CERTAIN EMPLOYEES, OTHER REPRESENTATIVES OF
          AHMANSON AND CERTAIN OTHER PERSONS WHO MAY SOLICIT PROXIES OR
         CONSENTS, AND CERTAIN TRANSACTIONS BETWEEN ANY OF THEM AND GWF

Ahmanson and certain other persons named below may solicit proxies (a) to elect three nominees and one or more alternate nominees (the "Nominees") as directors of GWF at the annual meeting of stockholders of GWF to be held on a date to be announced (the "Annual Meeting") and (b) in favor of the adoption at the Annual Meeting of a non-binding stockholder resolution and seven proposals to amend the By-laws of GWF. Ahmanson and certain other persons named below are also soliciting consents from stockholders of GWF to approve proposals, without a stockholders' meeting, to adopt non-binding resolutions of stockholders and amendments to the By-laws of GWF. The participants in this solicitation may include Ahmanson; the directors of Ahmanson (Byron Allumbaugh, Harold A. Black, Richard M. Bressler, David R. Carpenter, Phillip D. Matthews, Richard L. Nolan, Delia M. Reyes, Charles R. Rinehart, Frank M. Sanchez, Elizabeth A. Sanders, Arthur W. Schmutz, William D. Schulte, and Bruce G. Willison); the following executive officers and employees of Ahmanson or its subsidiaries: Kevin M. Twomey (Senior Executive Vice President and Chief Financial Officer),
Madeleine A. Kleiner (Senior Executive Vice President, Chief Administrative Officer and General Counsel), Anne-Drue M. Anderson (Executive Vice President and Treasurer), Tim S. Glassett (First Vice President and Assistant General Counsel), Linda McCall (Senior Vice President and Director of Corporate Taxes), Stephen A. Swartz (Senior Vice President and Director of Investor Relations), Barbara Timmer (Senior Vice President and Director of Government and Legislative Affairs), Mary A. Trigg (Senior Vice President and Director of Public Relations), Eric Warmstein (Senior Vice President and Director of Corporate Development), Samantha Davies (Vice President of Public Relations), Adrian Rodriguez (Vice President of Public Relations), and Peter Bennett (Assistant Vice President of Public Relations); and the following Nominees: Lawrence A.
Del Santo, Robert T. Gelber, Wolfgang Schoellkopf, Hugh M. Grant and John E. Merow.

As of April 18, 1997, Ahmanson is the beneficial owner of 3,134,100 shares of GWF Common Stock. Other than Mr. Gelber, who owns 332 shares of GWF Common Stock, none of the Nominees is the beneficial owner of any GWF Common Stock.

Other than set forth herein, as of April 18, 1997, neither Ahmanson nor any of its directors, executive officers or other representatives or employees of Ahmanson, any Nominees or other persons known to Ahmanson, who may solicit proxies has any security holdings in GWF. Ahmanson disclaims beneficial ownership of any securities of GWF held by any pension plan or other employee benefit plan of Ahmanson or by any affiliate of Ahmanson. Ahmanson further disclaims beneficial ownership of any securities of GWF held by Ahmanson or any of its subsidiaries for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of business.

Although Credit Suisse First Boston Corporation ("CSFB") and Montgomery Securities ("Montgomery"), financial advisors to Ahmanson, do not admit that they or any of their directors, officers, employees or affiliates are a "participant," as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934 by the Securities and Exchange Commission, or that such
Schedule 14A requires the disclosure of certain information concerning CSFB or Montgomery, CSFB and Montgomery may assist Ahmanson in such a solicitation.
Each of CSFB and Montgomery engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the normal course of their respective businesses, each of CSFB and Montgomery may trade securities of GWF for their own account and the account of their customers and, accordingly, may at any time hold a long or short position in such securities. As of April 18, 1997, CSFB held a net long position of 24 shares of GWF common stock and Montgomery held no shares of GWF common stock.

Except as disclosed above, to the knowledge of Ahmanson, none of Ahmanson, the directors or executive officers of Ahmanson, the employees or other representatives of Ahmanson who may participate in this solicitation or the Nominees named above has any interest, direct or indirect, by security holdings or otherwise, in GWF.

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